CHEMRING ORDNANCE, INC.
"COR"

TEAMING AGREEMENT
WITH

SECURITY DEVICES INTERNATIONAL, INC.
"SDI"

TEAMING AGREEMENT

Between Chemring Ordnance, Inc. hereinafter referred to as "**COR**", and Security Devices International, Inc. hereinafter referred to as "**SDI**", and who are sometimes referred to collectively as the "**Team**" or the "**Parties**" and individually as a "**Party**".

RECITALS

WHEREAS, the Parties, because of their diverse capabilities, have determined that they would benefit from a strategic teaming arrangement in order to develop the best marketing, management, and technical approach in order to undertake the WORLDWIDE MANUFACTURE AND SALE OF 40MM LESS LETHAL BLUNT TRAUMA AMMUNITION (the "**BIP40**"); and

WHEREAS, SDI has significant investment in the design and development of their 40mm Less Lethal Blunt Trauma Cartridge (the "BIP40") and COR has expertise in the development of low and high velocity 40mm ammunition; and

WHEREAS, the Parties wish to establish a co-operative and supportive team in the form of a working relationship to which each Party will bring BIP40 sales order; and

WHEREAS, each Party possesses and will devote adequate skilled manpower, capital equipment, facilities and other resources satisfactorily to support the objectives of this Agreement in a timely manner; and

WHEREAS, the Parties wish to enter into this Agreement to set forth more fully the terms and conditions pursuant to which the Parties will, as a Team, respond to procurements as hereinafter defined and perform any contract(s) resulting there from.

WHEREAS, the Parties agree to form a Marketing Steering Committee (MSC) that will convene at a minimum, annually. The MSC will include 2 appointed officials per company and will discuss the price-to-win strategies for the coming year.

NOW, THEREFORE, in consideration of the foregoing, and in express reliance upon the mutual promises and covenants contained herein, the Parties agree as follows:

1. DEFINITIONS

A. Program means the marketing, sale, production and in-service support (as requested by a Customer) of BIP40 ammunition and accessories to Customers.

B. Contract(s) means any and all contracts awarded to COR or SDI by a Customer during the term of this Agreement under the Program, including all options thereunder exercised by or on behalf of a Customer.

C. Customer(s) means the United States and United States Government approved

international military agencies and/or approved representatives, which includes any other military technology company, distributor and manufacturer outside of North America.

D. Subcontract means any and all subcontract(s) awarded by SDI to COR, or by COR to SDI, for all or any part of the Workshare as described in the Statement of Work at Exhibit A attached hereto and incorporated herein by reference.

E. Proposal means a proposal to sell BIP40 ammunition to a Customer under the Program, whether in response to a request for proposals or not, including proposals for separate technical portions of the Program **(NTD: What is a separate technical portion as it relates to the BIP40).**

F. Workshare means the effort to be performed by COR or SDI under a Contract or Subcontract as set forth in and for which responsibility is assigned to COR or SDI pursuant to Exhibit A attached hereto.

II. APPLICABILITY AND RELATIONS OF THE PARTIES.

A. Applicability

This Agreement relates solely and exclusively to the Parties' establishment of and performance as a Team with respect to the WORLDWIDE MANUFACTURE AND SALE OF 40MM LESS LETHAL BLUNT TRAUMA AMMUNITION BIP40 rounds to Customers, and to the correlative rights and duties of the Parties within that Team.

B. Relations of the Parties

1. The Parties hereby create a Team for the purpose of preparing competitive, cost effective proposal(s) in response to one or more RFPs or otherwise and obtaining and performing any Contract(s) resulting from those RFPs.

2. If a Contract is awarded, COR and SDI shall perform their respective Workshare pursuant to Exhibit A attached to this Agreement.

3. SDI shall serve as the prime Customer contact on behalf of the Team in an SDI initiated Program, and COR shall serve as the prime Customer contact on behalf of the Team in a COR initiated Program.

4. COR and SDI will each provide appropriately trained and experienced personnel, equipment, facilities and other resources reasonably required by the providing Party to perform the Workshare assigned hereunder in a professional and competitive manner.

5. -

In no event shall COR perform any of the Workshare independently or in-house that is identified in Exhibit A as the Workshare of SDI, without SDI's prior written agreement thereto. Neither Party shall be precluded from selling to other parties any information or data previously sold directly or indirectly to the U.S. or international customers, provided that such data or information is the sole property or confidential information of the disclosing Party who has the right to disclose the same.

6. COR and SDI shall act as independent contractors in the performance of this Agreement, and neither Party shall act as agent for or partner of the other Party. Nothing in this Agreement shall be deemed to constitute, create or give effect to, or otherwise recognise a joint venture, partnership or formal entity of any kind, and the rights and obligations of the Parties shall be limited to those expressly set forth herein. Neither Party will be liable to the other for any costs, expenses, risks or liabilities arising out of the other Party's participation in the preparation, submission or sustaining of proposal(s) or bids in connection with the Program under this Agreement.

III. RESPONSIBILITIES OF THE PARTIES

A. In the Performance of their Responsibilities COR and SDI shall:

1. In a timely manner, furnish to the other Party a copy of each Proposal made by that Party in advance of making that Proposal and keep the other Party advised of the progress made with respect to that Proposal;

2. In a timely manner, solicit the information and input of the other party as it relates to that portion of the Proposal that falls with that other Party's Workshare.

3. In a timely manner, furnish to the other Party all data and information, including proprietary information, specifications, designs, processes and cost information reasonably deemed necessary to facilitate the performance of either Party's work under this Agreement.

4. In a timely manner, keep either Party fully informed of significant events, deadlines and milestones in the Program.

5. Extend to the other Party such co-operation, in accordance with the provisions of this Agreement, as is reasonably required for efficient performance by that other Party of that other Party's Workshare.

6. Prepare and submit to the Customer all proposals, bids and other submissions required or requested by a Customer; provided that any proposal or bid submitted by a Customer shall identify each Party as a team member and subcontractor,

provided that the Party making the Proposal shall make the final determination regarding the form and content of the Proposal, including without limitation:

a. The price proposal submitted to a Customer, subject only to the limitation that the Party making the Proposal shall not reduce the price proposed by the other Party for their Workshare without the prior approval of either Party; and

b. The content of the technical proposal submitted to a Customer;

provided that:

c. no Proposal shall contain any confidential or proprietary information of the other Party unless the requirements of the other Party concerning the protection of confidential or proprietary information are met and further provided that no Proposal shall make claims concerning the performance of the BIP40 which have not been agreed to by the Parties as proper claims (the "Disclosure Conditions");

d. no Proposal shall require the production of BIP40 ammunition in volumes which exceed the capacity of each Party, as agreed from time to time between the Parties (the "Performance Condition").

7. Maintain on behalf of the Team responsibility for all contacts and communications with a Customer under a Proposal made by that Party and for all decisions relating to the marketing of the Team effort and Program response to or from the Customer under a Proposal made by that Party; provided that the parties shall consult with and solicit participation from each other in Customer communications regarding the Workshare and provided that the Disclosure Conditions are met with respect to all communications between a Party and a Customer.

8. Upon award to that Party of any Contract, and except as otherwise agreed by the Parties, that Party shall be awarded to the other Party a Subcontract for the performance of their Workshare as is called for under the Contract, provided however:

a. No Contract shall allow for the manufacture or sale of BIP40 ammunition without the participation of SDI as provided elsewhere in this agreement or as otherwise specifically agreed to in writing by SDI;

b. That such Subcontract shall be negotiated in good faith by the Parties and shall incorporate applicable provisions of this Agreement by reference, and both Parties shall make all reasonable efforts to reach agreement on mutually acceptable terms, conditions and prices;

c. That such Subcontract shall be of the same type (e.g., fixed firm price or percentage of sale order) as the Contract;

d. That such Subcontract shall include such clauses incorporated in the Contract that the Customer mandates must be incorporated in Subcontracts thereunder; and

e. That such Subcontract shall not include any provision authorising the termination in whole or in part of the work to be performed by the Party performing the Subcontract for the convenience of the Party under the Contract unless the Contract shall first have been correspondingly terminated, in whole or in part, for the convenience of the Customer.

B. In the performance of their Subcontracts, COR and SDI shall:

1. In a timely manner, respond to all requests for all data and information, including proprietary information and other designs, processes and information needed by the other Party on behalf of the Team, to successfully compete for and perform Contract(s). Both Parties shall submit cost information in sufficient detail as may be required by the Proposal to support proposal requirements.

2. In a timely manner, respond to all solicitations issued to it by the other Party in connection with the Program.

3. Modify, within reasonable time limits prescribed by the Party making the Proposal and to the extent deemed necessary or desirable by both Parties, any proposals, bids or other information furnished to the Party making the Proposal in the discharge of its responsibilities hereunder.

4. Participate, to the extent reasonably deemed necessary or desirable by either Party, in negotiations and other communications with thr Customer.

5. In the event of an award of a Contract, accept and perform a Subcontract for Workshare as is required by the Contract; provided, however:

   a. That such Subcontract shall be subject to the conditions set forth in Section III(A)(8) of this Agreement and any other applicable provisions of this Agreement; and

   b. That nothing in this Agreement shall be construed as giving one Party the right to audit the other Party.

6. Extend to the other Party at all times such co-operation as is reasonably requested by the other Party to facilitate successful competition for and performance of Contract(s).

IV GENERAL

A. COSTS

Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses incurred in connection with its performance of this Agreement including without limitation: costs and expenses incurred in connection with its respective portion of pre-Proposal activity, the preparation, submission and sustaining of Proposals, the selection and negotiation process.

B. PAYMENT

Defined by each Program, either Party shall split Program revenue for the Workshare involved as detailed in Exhibit "A" attached hereto. Each completed task shall be described by either Party in an invoice requesting payment from the other. Program revenue may differ from Program to Program if agreed to by both Parties in writing.

C. PUBLICITY

Save as required under any applicable law, neither Party shall release any publicity or information concerning or make any public comment regarding the Program, this Agreement or the Subcontract without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

D. MARKETING

COR's branding will appear on all BIP40 ammunition sold under a Program, unless the parties agree that another brand will appear on the ammunition.

E. PATENTS AND INVENTIONS

It is anticipated that inventions relating to the subject matter of this Agreement may be conceived during the course of the proposal or contract effort solely or jointly by employees, consultants, or independent contractors (hereinafter called "Inventors") of the Parties hereto.

Any invention made by Inventors of one Party may be patented by that Party, at its own expense, and shall be the sole property of that Party. Any invention made jointly by Inventors from both Parties may be patented jointly at common expense and shall be the joint property of the Parties. In the event that one Party declines to participate in obtaining patent protection on a particular joint invention, the other Party may proceed to patent the invention as its own property.

Subject to the limitations of this Section IV(D), each Party agrees to grant, and hereby grants, to the other Party an irrevocable, non-exclusive, worldwide, fully paid, royalty - free license to make, have made, manufacture, use and sell said inventions conceived

solely or jointly with the other Party only to the extent necessary and for the purpose of the performance of a Contract. Except as expressly provided herein, neither of the Parties is obligated, expressly or by implication, to grant any license under any patent, copyright, or invention owned by it.

F. TERM OF AGREEMENT

1. Unless extended by written agreement of the Parties, this Agreement shall automatically expire, except for the requirements of Section O, five (5) years from the signature of the agreement, or the first to occur of any of the following events:

   a. Mutual written agreement signed by both Parties;

   b. Material breach of this Agreement or the Subcontract(s) by either party, unless such breach is first resolved by the Parties in accordance with Section N (1);

   c. A lapsed time period of two (2) years from the effective date of this Agreement without a bona fide arms length Contract being executed and delivery of BIP40 ammunition commencing thereunder;

   d. Expiration, revocation, or withdrawal of any governmental licenses, approvals, or permits required for the Parties' continued participation in activities required by this Agreement;

   e. Debarment or suspension of either Party at the option of the non-debarred or non-suspended Party.

Termination of this Agreement shall not affect any other agreements in place between the Parties, including any Contract or Subcontract.

G. SECURITY

Classified information will not form a part of the agreement and the Parties do not anticipate the transfer of classified information for any reason.

H. NOTICES

All notices hereunder shall be given by letter addressed, except as each may change its address pursuant hereto, as follows and shall either be delivered personally or by pre-paid registered or recorded delivery post:

Chemring Ordnance, Inc.
10625 Puckett Rd
Perry, FL 32348

Attn: Mr. Paul Wiggins

Security Devices International Inc.
1101 Pennsylvania Ave NW
6th Floor
Washington, DC 20004
USA

Canadian Office
338 Church Street
Oakville, ON L6J 1P1
Canada

Tel. 905-334-6655

gsullivan@securitydii.com

I. EXPORT CONTROL

The recipient of information under this Agreement acknowledges its obligations to control access to technical data, defence articles, defence services, and other restricted information and items in accordance with all export controls and restrictions (including, but not limited to, the International Traffic in Arms Regulations (ITAR), the Arms Export Control Act (AECA), the Export Administration Regulations (EAR), the Export Administration Act (EAA), and agrees to adhere to such restrictions with regard to any to technical data, defence articles, defence services, and other restricted information and items received under this Agreement.

J. GOVERNING LAW

This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida. The parties hereby irrevocably consent and submit to the exclusive jurisdiction and venue of any court of Florida over any suit, action, or proceeding arising out of or relating to this Agreement and hereby irrevocably waive any objection which they may now or hereafter have to the venue of such suit, action, or proceeding.

K. SEVERABILITY

If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provision shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

L. AMENDMENT

This Agreement shall not be amended at any time except upon the written agreement of the Parties identifying the provisions of this Agreement that are to be amended and signed by authorised signatories of the Parties.

M. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, personal representatives, successors, and assigns. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party without the prior written consent of the other Party, except that without securing such prior consent, either Party shall have the right to assign the Agreement to any successor by way of merger or consolidation or the acquisition of substantially all of the entire business and assets of such Party relating to the subject matter of this Agreement; provided that such merger, consolidation or acquisition does not invalidate any facility or clearances necessary to the performance of Contract(s) resulting from the Program and Subcontract; and further provided that such successor shall expressly assume all of the obligations and liabilities of the assigning Party under this Agreement.

N. DISPUTES AND ARBITRATION

1. Settlement of Claims. All claims, disputes and other matters in question between SDI and COR that arise out of, or relate to, this Agreement or the breach thereof shall first be submitted to a representative of COR and a representative of SDI for settlement by negotiation. In the event that any Claim submitted to the Parties' representatives is not finally settled within 30 days after submission, such Claim shall be submitted to the presidents of SDI and COR or their designees, for settlement by negotiation.

2. Submission to Arbitration. In the event that any Claim submitted to the presidents referred to in Section M (l) is not finally settled within 30 days after submission, SDI and COR hereby agree that such Claim shall be decided by arbitration in accordance with the Rules of Arbitration of the State of Florida. All Arbitration decisions are to be final.

3. Costs. The costs of arbitration shall be paid by such Party, or by both Parties in such proportion, as the panel of arbitrators shall determine. If the panel of arbitrators does not make such a determination for any reason, the procedural costs of the arbitration proceeding shall be paid one-half by SDI and one-half by COR and each Party shall pay its own attorneys' fees and other costs incurred by it in connection with the arbitration proceeding.

O. CONFIDENTIALITY

Each Party shall keep confidential any and all confidential information that it may acquire in relation to the business affairs and other confidential information of the other Party. Neither Party shall use the other Party's confidential information for any purpose other than to perform its obligations under this Agreement. The provisions of this Section O shall survive any termination of this Agreement for a period of 5 years from termination.

P. FOREIGN CORRUPT PRACTICES ACT

The Parties represent and warrant that they have not and will not, in connection with this Agreement or its performance hereunder, directly or indirectly, offer, pay, promise to pay, or authorise the giving of, any money or thing of value to any foreign official or to any person, while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a foreign official, for the purpose of influencing any act or decision of such foreign official, including a decision to fail to perform his lawful duty, or inducing such foreign official to use his influence with any Government or instrumentality thereof to affect or influence any act or decision of such Government or instrumentality to obtain or retain business or to gain an improper advantage. TheParties acknowledge that no employee of COR or SDI(or any of its affiliates) has any authority to give any direction, written or oral, in connection with the making of any payment or commitment, to any third party in contravention of the foregoing.

Q. CORPORATE AUTHORITY

Each of the Parties hereby represents to the other:

1. That it has full corporate power and authority to enter into this Agreement and perform the obligations hereunder;

2. That the execution, delivery and performance of this Agreement by each Party and the implementation of the transactions contemplated hereunder has been duly approved and authorised by all requisite corporate actions of each Party; and

3. This Agreement constitutes a valid and legally binding obligation of each Party enforceable against such corporation in accordance with its terms.

R. ENTIRE AGREEMENT

This Agreement is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes with respect to the Program any prior oral or written agreements, commitments, drafts or agreements, memorandums of understanding, or other communications with respect to the subject matter of this Agreement.

This Agreement shall not be construed so as to constitute or create a joint venture, agency, pooling arrangement, partnership or formal business organisation of any kind other than a Contractor/Subcontractor Team arrangement as set forth at FAR 9.60 I (b), and the rights and obligations of the Parties shall be only those expressly set forth herein. Neither Party shall have the authority to bind the other except to the extent expressly authorised herein. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either Party.

THIS DRAFT SHALL NOT BE CONSIDERED FINAL AS TO ANY PARTY UNLESS EXECUTED AND DELIVERED BY BOTH PARTIES.

IN WITNESS WHEREOF, the Parties have caused their duly authorised representatives to execute this Agreement on November 30, 2011

Chemring Ordnance

By: Keith Funkhouser

Name: Keith Funkhouser

Title: President, Chemring Ordnance, Inc.

Date: 12/13/2011

Security Devices International Inc.

By: [signature]

Name: Gregory Sullivan

Title: Chief Executive Officer, SDI

Date: 12/20/2011